--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

--------------------------------------------------------------------------------

                                    FORM 8-K

--------------------------------------------------------------------------------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 25, 2007

--------------------------------------------------------------------------------

                                  Red Hat, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                000-26281                                  06-1364380
         (Commission File Number)              (IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina                   27606
 (Address of Principal Executive Offices)                   (Zip Code)

                                 (919) 754-3700
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Item 2.02. Results of Operations and Financial Condition

     On September 25, 2007, Red Hat, Inc. announced its financial results for the quarter ended August 31, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     We disclosed non-GAAP financial information in the press release for the three months and six months ended August 31, 2007 and August 31, 2006. These non-GAAP disclosures include a reconciliation of GAAP net income to adjusted net income and a reconciliation of GAAP cash flows from operating activities to non-GAAP adjusted cash flows from operating activities based on:

o the impact of non-cash share-based compensation expense under Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R");

o the impact of GAAP income tax expense, which includes an estimated annual effective tax rate versus our estimated annual effective cash-basis tax rate; and

o the impact of cash flow characterization of excess tax benefits from share-based arrangements under SFAS 123R.

These non-GAAP disclosures should not be used as a substitute for our GAAP results, but rather read in conjunction with our GAAP results. The non-GAAP financial measures we disclosed and the methods we used to calculate non-GAAP results are not in accordance with GAAP and may be materially different from the non-GAAP measures and methods used by other companies.

     Prior to March 1, 2006, we accounted for share-based compensation pursuant to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly no compensation expense was recorded for stock options or other share-based awards to employees and non-employee directors that were granted with an exercise price equal to or above the market value per share of our common stock on the grant date. For awards granted with an exercise price less than the market value of our stock on the grant date, the award's intrinsic value was recorded as deferred compensation and reported as a separate component of stockholders' equity. This deferred compensation was amortized to compensation expense over the vesting period of the award.

     Effective March 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Compensation costs recognized in the three months and six months ended August 31, 2007 and August 31, 2006 include compensation costs based on the grant date fair value of the share-based awards. The fair values have been estimated using the Black-Scholes-Merton option-pricing model. In accordance with the provisions of the modified prospective transition method, results for prior periods have not been restated. Our reconciliation includes GAAP non-cash, share-based compensation expense of $8.6 million and $17.0 million for the three months and six months ended August 31, 2007 and $8.3 million and $15.9 million for the three months and six months ended August 31, 2006, respectively, versus the non-GAAP exclusion of such expense.

     We excluded GAAP share-based compensation expense for the purpose of calculating non-GAAP adjusted net income and non-GAAP adjusted net income per share because it is a non-cash expense, and management believes that by excluding such expense we provide an alternative and useful measure of operating performance. Management also believes that non-GAAP measures of profitability that exclude share-based compensation expense are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.

     During the three months and six months ended August 31, 2007, we recorded GAAP income tax expense of $12.1 million and $22.9 million, respectively, which reflected an estimated annual effective tax rate of 40%. We currently have approximately $359.0 million of tax net operating loss carryforwards ("NOL") available, subject to restrictions, to offset future taxable income, resulting in an estimated annual effective cash-basis tax rate of approximately 5% for the foreseeable future. For this reason, in our non-GAAP presentation, we have adjusted the GAAP income tax expense for these periods to reflect the estimated annual effective cash-basis tax rate, resulting in non-GAAP adjusted income tax expense for the three months and six months ended August 31, 2007 of $1.9 million and $3.7 million, respectively. In our reconciliation, the recorded GAAP income tax expense of $6.5 million and $14.6 million for the three months and six months ended August 31, 2006, was adjusted to reflect our estimated annual effective cash-basis tax rate of 5%, resulting in non-GAAP adjusted income tax expense of $1.3 million and $2.8 million for these periods.

     Our adoption of SFAS 123R also impacts the comparability of our cash flows from operating activities for periods subsequent to our adoption of SFAS 123R with our cash flows from operating activities for prior periods. SFAS 123R requires that the portion of income tax benefits resulting from tax deductions in excess of a share-based award's original grant date fair value, the "excess tax benefits", be presented as a source of cash flows from financing activities. Prior to our adoption of SFAS 123R, under the provisions of APB 25 we would have presented these excess tax benefits from the exercise of share-based awards as a source of cash flows from operating activities.

     In the three months and six months ended August 31, 2007, we recognized $14.5 million and $27.1 million, respectively, of cash tax benefits resulting from tax deductions in excess of the share-based award's original grant date fair value. For improved comparability with prior periods, we have added these excess cash tax benefits to GAAP cash flows from operating activities of $49.2 million and $88.9 million for the three months and six months ended August 31, 2007, resulting in non-GAAP adjusted cash flows from operating activities of $63.7 million and $116.0 million, respectively, for these periods. In our reconciliation, the recorded GAAP cash flows from operating activities of $43.9 million and $96.3 million for the three months and six months ended August 31, 2006, was adjusted to reflect the addition of recognized excess cash tax benefits of $0.7 million and $2.9 million, respectively, resulting in non-GAAP adjusted cash flows from operating activities of $44.6 million and $99.1 million for these periods.

     Management believes that these adjusted non-GAAP results, when read in conjunction with the GAAP results, offer a useful view of our business performance in that they provide a more consistent means of comparing performance to prior periods in light of the prospective-only application of SFAS 123R in March 2006 (under the modified prospective transition method) and due to the availability of our tax NOL position to substantially offset cash costs of our GAAP effective tax rates for the foreseeable future. Management also uses non-GAAP measures as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Our disclosure of non-GAAP financial measures allows investors to evaluate the Company's performance using the same methodology and information as that used by management.

     The information furnished pursuant to Item 2.02 of this Form 8-K, including
Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

     On September 25, 2007, the Company announced that its Board of Directors had authorized a continuation of the Company's common stock and convertible debenture repurchase program. Under the program, the Company is authorized to repurchase up to an aggregate of $250 million of the Company's common stock, par value $.0001 per share ("Common Stock"), and up to $75 million of its 0.5% Convertible Senior Debentures due 2024 ("Debentures") from time to time on the open market or in privately negotiated transactions, as applicable. As extended, the program will expire on the earlier of (i) October 31, 2008, or (ii) a determination by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer to discontinue the program. As of September 25, 2007, the full amount authorized is available for the repurchase of Common Stock and Debentures under the program. The full text of the press release issued in connection with the announcement of the repurchase program is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

     (d)  Exhibits

          99.1 Press Release dated September 25, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2007                          RED HAT, INC.

                                                  By: /s/ Charles E. Peters, Jr.
                                                      --------------------------
                                                  Name:  Charles E. Peters, Jr.
                                                  Title: Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------------------------------------------------------------
   99.1        Press Release dated September 25, 2007